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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     As independent public accountants, we hereby consent to the incorporation into ITT Corporation's previously filed Registration Statements on Form S-3 (File Nos. 33-37894 and 33-45756) of our report dated June 13, 1995 on the consolidated financial statements of ITT Corporation, to be renamed ITT Industries, Inc., included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995, and to all references to our Firm included in or made a part of such Registration Statements.

                                            /s/ ARTHUR ANDERSEN LLP
                                                ---------------------
                                                  Arthur Andersen LLP

New York, NY
November 7, 1995